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                                                                       EXHIBIT 5

                        [LETTERHEAD OF JOHNSON & JOHNSON]




                                                  November 19, 1997




Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey  08933

Ladies and Gentlemen:

      I am Vice President, General Counsel of Johnson & Johnson, a New Jersey corporation (the "Company"), and I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 912,789 shares of the Company's common stock par value $1.00 per share (the "Shares"), which will be issuable upon the exercise of Stock Options granted under the Gynecare, Inc. 1994 Stock Plan and the Gynecare, Inc. 1995 Director Option Plan, (together the "Plans"), which have been assumed by the Company, in connection with the merger of Lima Merger Corp., a Delaware Corporation and a wholly owned subsidiary of the Company ("Merger Sub"), into Gynecare, Inc., a Delaware corporation ("Gynecare"), pursuant to the terms of the Agreement and Plan of Merger dated as of August 4, 1997 (the "Merger Agreement") among the Company, Merger Sub and Gynecare.

      I have reviewed the Company's Restated Certificate of Incorporation and By-laws and such other corporate records of the Company and documents and certificates of public officials and others as I have deemed necessary as a basis for the opinion hereinafter expressed.

      Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the shares of Common Stock covered by the Registration Statement, when issued upon the exercise of options under the Plans, will be duly authorized, validly issued, fully paid and nonassessable.
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      I hereby consent to the use of my name under the caption "Interests of
Named Experts and Counsel" in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

                              Very truly yours,



                              /s/ ROGER S. FINE
                              -----------------------------------
                                  Roger S. Fine
                                  Vice President, General Counsel